Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in COMSAT Corporation's Registration Statement No. 2-87942 on Form S-8, Registration Statement No. 33-5259 on Form S-8, Registration Statement No. 33-25124 on Form S-8, Registration Statement No. 33-35364 on Form S-8, Registration Statement No. 33-53610 on Form S-8, Registration Statement No. 33-51661 on Form S-8, Registration Statement No. 33-54369 on Form S-8, Registration Statement No. 33-54685 on Form S-8, Registration Statement No. 33-54687 on Form S-8, Registration Statement No. 33-56331 on Form S-8, Registration Statement No. 33-56333 on Form S-8, Registration Statement No. 33-59531 on Form S-8, Registration Statement No. 33-59513 on Form S-8, Registration Statement No. 33-59841 on Form S-3, Registration Statement No. 33-33061 on Form S-3 of our report dated February 14, 1997 (March 23, 1997 as to the eighth paragraph of Note 8), appearing in this Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1996.



Deloitte & Touche LLP
Washington, D.C.
March 23, 1997

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